Exhibit 99.1

Brookline Bancorp Announces Third Quarter Net Income of $9.4 Million, EPS of $0.14

Steady Profitability - Asset Quality Improves

BOSTON--(BUSINESS WIRE)--October 23, 2013--Brookline Bancorp, Inc. (NASDAQ: BRKL) (the “Company”) today announced net income of $9.4 million, or $0.14 per basic share and $0.13 per diluted share, for the third quarter of 2013, compared to $9.5 million, or $0.14 per basic and diluted share, for the second quarter of 2013, and $11.4 million, or $0.16 per basic and diluted share, for the third quarter of 2012.

Paul Perrault, President and Chief Executive Officer of Brookline Bancorp, Inc., stated: “Brookline delivered another solid quarter for our shareholders in what continues to be a challenging environment. We are pleased to report growth in commercial real estate loans, commercial loans and deposits—growth that reflects the hard work of our dedicated bankers in a very competitive marketplace as well as the strength of our commercial banking niche. We are also pleased to report continuing declines in nonperforming assets to 0.32 percent of total assets, a level that is one of the lowest amongst our peers.”

BALANCE SHEET

Total assets increased $85.7 million during the third quarter of 2013 to $5.2 billion at September 30, 2013, and increased $174.8 million from $5.1 billion at September 30, 2012. The growth in total assets during the third quarter of 2013 is primarily driven by loans and leases, which increased $94.5 million to $4.3 billion at September 30, 2013, representing 9 percent growth on an annualized basis. At September 30, 2013, the commercial real estate and commercial loan and lease portfolios totaled $3.1 billion, or 71.7 percent of total loans and leases, as compared to $3.0 billion, or 70.2 percent at June 30, 2013, and $2.8 billion, or 67.4 percent at September 30, 2012. Strong loan growth continued in our commercial real estate portfolio, which increased $61.8 million during the third quarter of 2013, or 12 percent on an annualized basis. This growth offsets the decrease of $38.8 million in the indirect automobile portfolio during the same period.

Cash, cash equivalents, and investment securities were flat quarter-to-quarter and up $32.7 million year-to-year to $576.3 million, or 11.0 percent of total assets at September 30, 2013, as compared to $579.5 million, or 11.3 percent of total assets at June 30, 2013, and $543.6 million, or 10.7 percent of total assets at September 30, 2012.

Deposits of $3.7 billion at September 30, 2013 were up $81.0 million from June 30, 2013 and up $170.0 million from September 30, 2012. This represents an annualized increase of 9 percent from June 30, 2013. Core deposits, which consist of demand checking, NOW, savings, and money market accounts, increased at a 15 percent annualized rate in the third quarter of 2013, raising the core deposit ratio from 73.4 percent at June 30, 2013 to 74.6 percent at September 30, 2013. Total borrowings at September 30, 2013 remained flat as compared to June 30, 2013 and September 30, 2012.

The ratio of stockholders’ equity to total assets was 11.74 percent at September 30, 2013, as compared to 11.87 percent at June 30, 2013. The ratio of tangible stockholders’ equity to tangible assets was 9.03 percent at September 30, 2013, as compared to 9.10% at June 30, 2013.

NET INTEREST INCOME

Net interest income for the third quarter of 2013 decreased $2.0 million to $43.4 million from $45.4 million for the second quarter of 2013, largely as a result of the inclusion of a $1.0 million prepayment penalty received on a commercial loan payoff in the second quarter of 2013. Lending rate pressures account for the remaining decline. Net interest margin decreased from 3.78 percent for the three months ending June 30, 2013 to 3.56 percent for the three months ended September 30, 2013.

NON-INTEREST INCOME

Non-interest income for the third quarter of 2013 increased $0.4 million to $3.5 million as compared to $3.1 million for the second quarter of 2013. The quarter-to-quarter increase is largely a result of a $0.2 million recovery on an investment and a decrease of $0.1 million in losses on investments in affordable housing projects.

Non-interest income for the first nine months of 2013 decreased $2.2 million to $9.9 million from $12.1 million in 2012. Several factors contributed to the year-to-year decrease, including an increase of $1.0 million in losses from investments in affordable housing projects, a reduction of $0.5 million in loan-related gains on sale and fee income, an increase of $0.5 million in deposit-related income from a larger deposit base, and the inclusion of a net gain of $0.8 million on sales of securities in 2012.

NON-INTEREST EXPENSE

Non-interest expense for the third quarter of 2013 decreased $1.3 million to $29.6 million from $30.8 million for the second quarter of 2013. Quarter-to-quarter changes in the components of non-interest expense included the following:

  Compensation and employee benefit expense decreased $1.1 million, or 7 percent, in part as a result of a $0.6 million reduction in Supplemental Executive Retirement Plan expense and a $0.8 million reduction of certain compensation-related expenses.
  Occupancy expense increased $0.4 million, or 16 percent, due in part to an increase in real estate taxes due and the retirement of certain Premises and Equipment.

Non-interest expense for the first nine months of 2013 decreased $0.4 million to $91.1 million from $91.5 million in 2012. Year-to-year changes in the components of non-interest expense included the following:

  Compensation and employee benefit expense increased $5.0 million, or 11 percent, compared to the first nine months of 2012. This year-to-year increase is largely a result of additions to staff to support systems conversions and to further the Company’s infrastructure build which is nearing completion.
  Occupancy expense increased $1.4 million, or 18 percent, primarily due to increased real estate taxes on the Corporate Headquarters and the retirement of certain Premises and Equipment.
  Equipment and data processing expense increased $0.9 million, or 8 percent, primarily due to upgrades in data processing, purchases of equipment, and conversion-related expenses in conjunction with Bank Rhode Island’s core system conversion.
  Professional services expense decreased $6.6 million year-over-year largely as a result of the inclusion of $5.4 million of acquisition-related expense in 2012; and a reduction in the costs for integration expenses, bank charter conversions costs, and infrastructure-related expenses in 2013.

RETURNS ON AVERAGE ASSETS AND AVERAGE EQUITY

The return on average assets remained flat during the third quarter of 2013 as compared to the second quarter 2013 and decreased to 0.73 percent for the three months ended September 30, 2013 from 0.90 percent for the same period in 2012. Similarly, the return on average tangible stockholders’ equity remained flat during the third quarter of 2013 as compared to the second quarter 2013, and decreased to 8.27 percent for the three months ended September 30, 2013 from 10.27 percent as compared to the same period in 2012.

ASSET QUALITY

Nonperforming loans and leases decreased $2.1 million from $17.5 million, or 0.34 percent of total assets, at June 30, 2013 to $15.4 million, or 0.29 percent of total assets, at September 30, 2013. The ratio of nonperforming loans and leases to total loans and leases decreased from 0.42 percent at June 30, 2013 to 0.36 percent at September 30, 2013. Nonperforming assets also decreased approximately $2.2 million from $19.0 million, or 0.37 percent of total assets, at June 30, 2013 to $16.7 million, or 0.32 percent of total assets at September 30, 2013.

The provision for loan and lease losses increased from $2.4 million for the second quarter of 2013 to $2.7 million for the third quarter of 2013, primarily attributable to an increase of $0.6 million for growth in the commercial real estate and commercial loans and leases portfolios, a reduction of $1.2 million in general allowances due to improving asset quality and economic metrics, and an additional allowance of $0.7 million recorded for subsequent deterioration in the acquired loan portfolios.

The allowance for loan and lease losses was $46.4 million at September 30, 2013, compared to $44.3 million at June 30, 2013, and $38.9 million at September 30, 2012. The allowance for loan and lease losses as a percent of total loans and leases was 1.08 percent at September 30, 2013, compared to 1.05 percent at June, 30, 2013, and 0.94 percent at September 30, 2012. The allowance for loan and lease losses related to originated loans and leases as a percent of originated loans and leases decreased slightly from 1.34 percent at June 30, 2013 to 1.31 percent at September 30, 2013.

DIVIDEND DECLARED

The Company’s Board of Directors approved, for the 46th consecutive quarter, a dividend of $0.085 per share. The dividend will be paid on November 22, 2013, to shareholders of record on November 8, 2013.

CONFERENCE CALL

The Company will conduct a conference call/webcast at 1:30 PM eastern time on Thursday, October 24, 2013 to discuss the results for the quarter, business highlights and outlook. The call can be accessed by dialing 888-317-6016 (United States) or 412-317-6016 (internationally). A recorded playback of the call will be available for one week following the call at 877-344-7529 (United States) or 412-317-0088 (internationally). The passcode for playback is 10035423. The call will be available live or in a recorded version on the Company’s website under “Investor Relations” at www.brooklinebancorp.com.

ABOUT BROOKLINE BANCORP, INC.

Brookline Bancorp, Inc., a bank holding company with approximately $5.2 billion in assets and 47 branches throughout Massachusetts and Rhode Island, is headquartered in Boston, Massachusetts and operates as the holding company for Brookline Bank, Bank Rhode Island, and First Ipswich Bank. The Company provides commercial and retail banking services and cash management and investment services to customers throughout Central New England. More information about Brookline Bancorp, Inc. and its banks can be found at the following websites: www.brooklinebank.com, www.bankri.com, and www.firstipswich.com.

FORWARD-LOOKING STATEMENTS

Certain statements contained in this press release that are not historical facts may constitute forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, and are intended to be covered by the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements involve risks and uncertainties. The Company’s actual results could differ materially from those projected in the forward-looking statements as a result of, among others, the risks outlined in the Company’s Annual Report on Form 10-K, as updated by its Quarterly Reports on Form 10-Q and other filings submitted to the Securities and Exchange Commission. The Company does not undertake any obligation to update any forward-looking statement to reflect circumstances or events that occur after the date the forward-looking statements are made.

BASIS OF PRESENTATION

The Company's consolidated financial statements have been prepared in conformity with generally accepted accounting principles (“GAAP”) as set forth by the FASB in its Accounting Standards Codification and through the rules and interpretive releases of the SEC under the authority of federal securities laws. Certain amounts previously reported have been reclassified to conform to the current period's presentation.

NON-GAAP FINANCIAL MEASURES

The Company uses certain non-GAAP financial measures, such as net earnings from operations, the allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases, tangible book value per common share and tangible stockholders’ equity to tangible assets. These non-GAAP financial measures provide information for investors to effectively analyze financial trends of ongoing business activities, and to enhance comparability with peers across the financial services sector. A detailed reconciliation table of the Company's GAAP to the non-GAAP measures is attached.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Selected Financial Highlights (Unaudited)

	At and for the Three Months Ended September 30,		At and for the Nine Months Ended September 30,
	2013	2012	2013	2012

Earnings Data:
Net interest income	$43,412	$46,411	$132,444	$132,805
Provision for credit losses	2,748	2,862	7,042	12,787
Non-interest income	3,453	3,785	9,918	12,101
Non-interest expense	29,553	30,436	91,140	91,507
Income before income taxes	14,564	16,898	44,180	40,612
Net income attributable to Brookline Bancorp, Inc.	9,429	11,401	27,732	25,279

Performance Ratios:
Net interest margin (1)	3.56%	4.00%	3.68%	3.88%
Interest-rate spread (1)	3.40%	3.83%	3.52%	3.70%
Return on average assets	0.73%	0.90%	0.72%	0.68%
Return on average stockholders' equity	6.15%	7.53%	6.01%	5.63%
Return on average tangible stockholders' equity	8.27%	10.27%	8.08%	7.79%
Efficiency ratio (non-GAAP)	63.06%	60.63%	64.02%	63.15%

Per Common Share Data:
Net income — Basic	$0.14	$0.16	$0.40	$0.36
Net income — Diluted	0.13	0.16	0.40	0.36
Cash dividends declared	0.085	0.085	0.255	0.255
Book value per share (end of period)	8.80	8.69	8.80	8.69
Tangible book value per share (end of period) (non-GAAP)	6.57	6.38	6.57	6.38
Stock price (end of period)	9.40	8.82	9.40	8.82

(1) Calculated on a fully tax-equivalent basis.

	At and for the Three Months Ended
	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012
	(Dollars in Thousands)
Balance Sheet:
Total assets	$5,236,229	$5,150,480	$5,110,378	$5,147,534	$5,061,444
Total loans and leases	4,299,477	4,205,015	4,173,985	4,175,712	4,144,012
Total deposits	3,737,978	3,656,981	3,626,033	3,616,259	3,568,016
Brookline Bancorp, Inc. stockholders’ equity	614,811	611,284	614,039	612,097	605,962

Asset Quality:
Nonperforming assets	$16,738	$18,986	$22,941	$23,737	$23,675
Nonperforming assets as a percentage of total assets	0.32%	0.37%	0.45%	0.46%	0.47%
Allowance for loan and lease losses	$46,390	$44,281	$42,532	$41,152	$38,913
Allowance for loan and lease losses as a percentage of total loans and leases	1.08%	1.05%	1.02%	0.98%	0.94%
Net loan and lease charge-offs	$621	$639	$419	$826	$1,539
Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.06%	0.06%	0.04%	0.08%	0.15%

Capital Ratios:
Stockholders’ equity to total assets	11.74%	11.87%	12.02%	11.89%	11.97%
Tangible stockholders’ equity to tangible assets (non-GAAP)	9.03%	9.10%	9.20%	9.08%	9.08%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Balance Sheets (Unaudited)

	September 30,	June 30,	March 31,	December 31,	September 30,
	2013	2013	2013	2012	2012
	(In Thousands Except Share Data)
ASSETS
Cash and due from banks	$37,220	$33,008	$39,330	$78,441	$41,617
Short-term investments	58,195	66,787	52,766	38,656	34,655
Total cash and cash equivalents	95,415	99,795	92,096	117,097	76,272
Investment securities available-for-sale	480,402	479,177	486,625	481,323	466,822
Investment securities held-to-maturity	500	500	500	500	500
Total investment securities	480,902	479,677	487,125	481,823	467,322
Loans held-for-sale	200	4,221	839	3,233	2,303
Loans and leases:
Commercial real estate loans:
Commercial real estate mortgage	1,400,769	1,349,051	1,299,496	1,301,233	1,262,411
Multi-family mortgage	599,601	594,939	585,669	606,533	628,162
Construction	118,090	112,684	115,896	98,197	86,345
Total commercial real estate loans	2,118,460	2,056,674	2,001,061	2,005,963	1,976,918
Commercial loans and leases:
Commercial	409,376	376,507	399,781	382,277	346,744
Equipment financing	513,345	476,724	448,701	420,991	426,597
Condominium association	43,205	41,859	43,043	44,187	43,732
Total commercial loans and leases	965,926	895,090	891,525	847,455	817,073
Indirect automobile loans	440,949	479,782	510,954	542,344	574,279
Consumer loans:
Residential mortgage	511,835	507,099	509,155	511,109	505,553
Home equity	254,888	257,839	254,048	261,562	263,194
Other consumer	7,419	8,531	7,242	7,279	6,995
Total consumer loans	774,142	773,469	770,445	779,950	775,742
Total loans and leases	4,299,477	4,205,015	4,173,985	4,175,712	4,144,012
Allowance for loan and lease losses	(46,390)	(44,281)	(42,532)	(41,152)	(38,913)
Net loans and leases	4,253,087	4,160,734	4,131,453	4,134,560	4,105,099
Restricted equity securities	66,627	66,627	66,553	68,661	68,661
Premises and equipment, net	79,504	76,867	74,223	70,791	66,814
Building held-for-sale	-	-	-	-	6,046
Deferred tax asset	34,322	32,739	29,123	27,197	27,354
Goodwill, net	137,890	137,890	137,890	137,890	137,890
Identified intangible assets, net of accumulated amortization	18,015	19,168	20,345	21,510	23,307
Other real estate owned and repossessed assets, net	1,319	1,493	1,248	1,491	2,386
Other assets	68,948	71,269	69,483	83,281	77,990
Total assets	$5,236,229	$5,150,480	$5,110,378	$5,147,534	$5,061,444

LIABILITIES AND EQUITY
Deposits:
Non-interest-bearing deposits:
Demand checking accounts	$667,181	$644,507	$623,315	$623,274	$590,189
Interest-bearing deposits:
NOW accounts	204,164	196,778	194,313	212,858	183,478
Savings accounts	512,393	503,170	509,967	515,367	520,614
Money market accounts	1,403,881	1,340,024	1,303,231	1,253,819	1,231,206
Certificate of deposit accounts	950,359	972,502	995,207	1,010,941	1,042,529
Total interest-bearing deposits	3,070,797	3,012,474	3,002,718	2,992,985	2,977,827
Total deposits	3,737,978	3,656,981	3,626,033	3,616,259	3,568,016
Borrowed funds:
Advances from the FHLBB	784,740	785,565	759,675	790,865	771,110
Other borrowed funds	44,062	44,501	60,772	63,104	57,146
Total borrowed funds	828,802	830,066	820,447	853,969	828,256
Mortgagors’ escrow accounts	8,008	7,465	7,823	6,946	7,066
Accrued expenses and other liabilities	42,820	41,097	38,825	54,551	47,889
Total liabilities	4,617,608	4,535,609	4,493,128	4,531,725	4,451,227

Equity:
Brookline Bancorp, Inc. stockholders’ equity:
Common stock, $0.01 par value; 200,000,000 shares authorized;
75,744,445 shares, 75,744,445 shares, 75,744,445 shares,
75,749,825 shares, and 75,749,819 shares issued, respectively	754	754	754	754	754
Additional paid-in capital	616,971	619,036	618,711	618,429	618,176
Retained earnings, partially restricted	63,210	59,747	56,211	53,358	47,451
Accumulated other comprehensive (loss) income	(4,900)	(4,441)	2,233	3,483	3,569
Treasury stock, at cost;
5,154,327 shares, 5,373,733 shares, 5,373,733 shares,
5,373,733 shares, and 5,373,733 shares, respectively	(59,576)	(62,107)	(62,107)	(62,107)	(62,107)
Unallocated common stock held by ESOP;
302,229 shares, 312,792 shares, 323,355 shares,
333,918 shares, and 344,991 shares, respectively	(1,648)	(1,705)	(1,763)	(1,820)	(1,881)
Total Brookline Bancorp, Inc. stockholders’ equity	614,811	611,284	614,039	612,097	605,962
Noncontrolling interest in subsidiary	3,810	3,587	3,211	3,712	4,255
Total equity	618,621	614,871	617,250	615,809	610,217
Total liabilities and equity	$5,236,229	$5,150,480	$5,110,378	$5,147,534	$5,061,444

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Consolidated Statements of Income (Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2013	2012	2013	2012
	(In Thousands Except Share Data)
Interest and dividend income:
Loans and leases	$48,462	$53,271	$148,525	$153,049
Debt securities	2,041	1,949	5,827	6,719
Short-term investments	22	71	72	166
Marketable and restricted equity securities	298	103	911	291
Total interest and dividend income	50,823	55,394	155,335	160,225

Interest expense:
Deposits	4,637	5,375	14,214	16,355
Borrowed funds and subordinated debt	2,774	3,608	8,677	11,065
Total interest expense	7,411	8,983	22,891	27,420

Net interest income	43,412	46,411	132,444	132,805
Provision for credit losses	2,748	2,862	7,042	12,787
Net interest income after provision for credit losses	40,664	43,549	125,402	120,018

Non-interest income:
Fees, charges and other income	4,011	3,858	11,412	11,759
Loss from investments in affordable housing projects	(558)	(73)	(1,494)	(455)
Gain on sales of securities, net	-	-	-	797
Total non-interest income	3,453	3,785	9,918	12,101

Non-interest expense:
Compensation and employee benefits	15,591	14,664	48,586	43,590
Occupancy	3,312	2,673	9,260	7,852
Equipment and data processing	4,061	4,136	12,423	11,548
Professional services	1,329	1,932	4,343	10,939
FDIC insurance	508	973	2,378	3,123
Advertising and marketing	758	689	2,196	2,166
Amortization of identified intangible assets	1,154	1,271	3,496	3,825
Other	2,840	4,098	8,458	8,464
Total non-interest expense	29,553	30,436	91,140	91,507

Income before income taxes	14,564	16,898	44,180	40,612
Provision for income taxes	4,645	5,176	15,156	14,473
Net income before noncontrolling interest in subsidiary	9,919	11,722	29,024	26,139
Less net income attributable to noncontrolling interest in subsidiary	490	321	1,292	860
Net income attributable to Brookline Bancorp, Inc.	$9,429	$11,401	$27,732	$25,279

Earnings per common share:
Basic	$0.14	$0.16	$0.40	$0.36
Diluted	$0.13	0.16	0.40	0.36

Weighted average common shares outstanding during the period:
Basic	69,830,953	69,716,283	69,789,737	69,682,741
Diluted	69,913,765	69,754,473	69,860,722	69,718,072

Dividends declared per common share	$0.085	$0.085	$0.255	$0.255

* Certain amounts previously reported have been reclassified to conform to the current period's presentation.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Asset Quality Analysis (Unaudited)

	At and for the Three Months Ended
	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012
	(Dollars in Thousands)
NONPERFORMING ASSETS:

Loans and leases accounted for on a nonaccrual basis:
Commercial real estate mortgage	$1,137	$2,682	$3,970	$4,014	$3,610
Multi-family mortgage	664	1,593	4,132	4,233	5,157
Construction	-	-	-	-	-
Total commercial real estate loans	1,801	4,275	8,102	8,247	8,767

Commercial	4,747	4,680	5,035	5,454	5,432
Equipment financing	4,116	4,014	3,595	3,873	3,040
Condominium association	3	4	6	8	9
Total commercial loans and leases	8,866	8,698	8,636	9,335	8,481

Indirect automobile loans	195	156	62	99	80

Residential mortgage	2,738	2,786	3,724	3,804	2,924
Home equity	1,801	1,557	1,150	716	988
Other consumer	18	21	19	45	49
Total consumer loans	4,557	4,364	4,893	4,565	3,961

Total nonaccrual loans and leases	15,419	17,493	21,693	22,246	21,289

Other real estate owned	726	1,002	943	903	1,690
Other repossessed assets	593	491	305	588	696

Total nonperforming assets	$16,738	$18,986	$22,941	$23,737	$23,675

Troubled debt restructurings on accrual	12,158	9,631	9,816	10,414	9,232
Troubled debt restructurings on nonaccrual	5,905	6,919	7,514	6,786	3,821
Total troubled debt restructurings	$18,063	$16,550	$17,330	$17,200	$13,053

Nonperforming loans and leases as a percentage of total loans and leases	0.36%	0.42%	0.52%	0.53%	0.51%
Nonperforming assets as a percentage of total assets	0.32%	0.37%	0.45%	0.46%	0.47%

PROVISION AND ALLOWANCE FOR LOAN AND LEASE LOSSES:

Allowance for loan and lease losses at beginning of period	$44,281	$42,532	$41,152	$38,913	$37,431
Charge-offs	(903)	(1,028)	(661)	(1,527)	(1,807)
Recoveries	282	389	242	701	268
Net charge-offs	(621)	(639)	(419)	(826)	(1,539)
Provision for loan and lease losses	2,730	2,388	1,799	3,065	3,021
Allowance for loan and lease losses at end of period	$46,390	$44,281	$42,532	$41,152	$38,913

Allowance for loan and lease losses as a percentage of total loans and leases	1.08%	1.05%	1.02%	0.98%	0.94%
Allowance for loan and lease losses related to originated loans and leases as a percentage of originated loans and leases	1.31%	1.34%	1.34%	1.33%	1.31%

NET CHARGE-OFFS:

Commercial real estate loans	$7	$81	$(4)	$-	$(38)
Commercial loans and leases	157	295	166	196	1,179
Indirect automobile loans	396	170	231	366	301
Consumer loans	61	93	26	264	97
Total net charge-offs	$621	$639	$419	$826	$1,539

Net loan and lease charge-offs as a percentage of average loans and leases (annualized)	0.06%	0.06%	0.04%	0.08%	0.15%

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	Three Months Ended
	September 30, 2013			June 30, 2013			September 30, 2012
	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost	Average Balance	Interest (1)	Average Yield/ Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Short-term investments	$69,272	$22	0.13%	$52,541	$19	0.14%	$103,614	$71	0.27%
Debt securities (2)	475,506	2,047	1.72%	487,271	1,940	1.59%	412,439	1,955	1.90%
Marketable and restricted equity securities (2)	66,995	346	2.06%	66,988	350	2.10%	62,121	110	0.72%
Total investments	611,773	2,415	1.58%	606,800	2,309	1.52%	578,174	2,136	1.48%
Commercial real estate loans (3)	2,088,450	24,021	4.56%	2,034,920	23,863	4.67%	1,944,222	23,648	4.89%
Commercial loans (3)	442,052	4,493	3.99%	420,194	6,531	6.16%	378,822	6,869	7.23%
Equipment financing (3)	489,127	8,343	6.79%	467,156	8,279	7.10%	406,423	7,816	7.69%
Indirect automobile loans (3)	460,927	4,172	3.59%	494,571	4,523	3.67%	577,119	5,852	4.03%
Residential mortgage loans (3)	507,616	4,866	3.81%	512,975	5,101	3.98%	506,701	5,686	4.49%
Other consumer loans (3)	262,442	2,762	4.17%	264,183	2,508	3.81%	269,915	3,544	5.22%
Total loans and leases	4,250,614	48,657	4.54%	4,193,999	50,805	4.83%	4,083,202	53,415	5.24%
Total interest-earning assets	4,862,387	51,072	4.16%	4,800,799	53,114	4.41%	4,661,376	55,551	4.77%
Allowance for loan and lease losses	(44,959)			(42,954)			(40,510)
Non-interest-earning assets	382,155			380,299			424,892
Total assets	$5,199,583			$5,138,144			$5,045,758

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW accounts	$198,643	$42	0.08%	$195,269	$41	0.09%	$181,891	$51	0.11%
Savings accounts	512,205	315	0.24%	508,451	316	0.25%	517,068	410	0.32%
Money market accounts	1,377,495	2,040	0.59%	1,335,300	2,036	0.61%	1,239,230	2,246	0.72%
Certificates of deposit	957,494	2,240	0.93%	982,257	2,350	0.96%	1,049,390	2,668	1.01%
Total interest-bearing deposits	3,045,837	4,637	0.60%	3,021,277	4,743	0.63%	2,987,579	5,375	0.72%
Advances from the FHLBB	772,067	2,666	1.37%	760,237	2,682	1.41%	757,017	3,408	1.79%
Other borrowed funds	44,326	108	0.96%	48,655	112	0.93%	57,753	200	1.38%
Total interest-bearing liabilities	3,862,230	7,411	0.76%	3,830,169	7,537	0.79%	3,802,349	8,983	0.94%
Non-interest-bearing liabilities:
Demand checking accounts	675,907			640,725			572,305
Other non-interest-bearing liabilities	44,832			47,589			59,429
Total liabilities	4,582,969			4,518,483			4,434,083
Brookline Bancorp, Inc. stockholders’ equity	612,866			616,327			605,988
Noncontrolling interest in subsidiary	3,748			3,334			5,687
Total liabilities and equity	$5,199,583			$5,138,144			$5,045,758
Net interest income (tax-equivalent basis) /
Interest-rate spread (4)		43,661	3.40%		45,577	3.62%		46,568	3.83%
Less adjustment of tax-exempt income		249			214			157
Net interest income		$43,412			$45,363			$46,411
Net interest margin (5)			3.56%			3.78%			4.00%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on securities available-for-sale. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Average Yields / Costs (Unaudited)

	Nine Months Ended
	September 30, 2013			September 30, 2012
	Average Balance	Interest (1)	Average Yield/Cost	Average Balance	Interest (1)	Average Yield/Cost
	(Dollars in Thousands)
Assets:
Interest-earning assets:
Short-term investments	$58,872	$72	0.16%	$98,781	$166	0.23%
Debt securities (2)	478,110	5,841	1.63%	445,012	6,741	2.02%
Marketable and restricted equity securities (2)	67,506	1,056	2.09%	57,225	329	0.77%
Total investments	604,488	6,969	1.54%	601,018	7,236	1.61%
Commercial real estate loans (3)	2,041,834	72,190	4.69%	1,889,996	70,723	5.01%
Commercial loans (3)	424,904	15,796	4.91%	360,453	16,170	5.99%
Equipment financing (3)	465,217	24,418	7.01%	384,453	22,000	7.63%
Indirect automobile loans (3)	493,898	13,611	3.68%	577,857	18,132	4.19%
Residential mortgage loans (3)	509,728	15,132	3.97%	498,929	16,675	4.46%
Other consumer loans (3)	263,762	7,886	4.00%	269,473	9,587	4.75%
Total loans and leases	4,199,343	149,033	4.72%	3,981,161	153,287	5.15%
Total interest-earning assets	4,803,831	156,002	4.32%	4,582,179	160,523	4.68%
Allowance for loan and lease losses	(43,146)			(34,914)
Non-interest-earning assets	375,074			405,524
Total assets	$5,135,759			$4,952,789

Liabilities and Stockholders' Equity:
Interest-bearing liabilities:
Interest-bearing deposits:
NOW accounts	$194,775	$128	0.09%	$182,441	$162	0.12%
Savings accounts	511,672	975	0.25%	517,168	1,351	0.35%
Money market accounts	1,336,093	6,136	0.61%	1,188,551	6,658	0.75%
Certificates of deposit	980,628	6,975	0.95%	1,064,431	8,184	1.03%
Total interest-bearing deposits	3,023,168	14,214	0.63%	2,952,591	16,355	0.74%
Advances from the FHLBB	761,927	8,303	1.46%	723,934	10,502	1.94%
Other borrowed funds	50,941	374	0.98%	59,344	563	1.27%
Total interest-bearing liabilities	3,836,036	22,891	0.80%	3,735,869	27,420	0.98%
Non-interest-bearing liabilities:
Demand checking accounts	641,749			545,109
Other non-interest-bearing liabilities	38,811			67,793
Total liabilities	4,516,596			4,348,771
Brookline Bancorp, Inc. stockholders’ equity	615,519			598,292
Noncontrolling interest in subsidiary	3,644			5,726
Total liabilities and equity	$5,135,759			$4,952,789
Net interest income (tax-equivalent basis) /
Interest-rate spread (4)		133,111	3.52%		133,103	3.70%
Less adjustment of tax-exempt income		667			298
Net interest income		$132,444			$132,805
Net interest margin (5)			3.68%			3.88%

(1) Tax-exempt income on debt securities, equity securities and revenue bonds included in commercial real estate loans is included on a tax-equivalent basis.
(2) Average balances include unrealized gains (losses) on securities available-for-sale. Dividend payments may not be consistent and average yield on equity securities may vary from month to month.
(3) Loans on nonaccrual status are included in the average balances.
(4) Interest rate spread represents the difference between the yield on interest-earning assets and the cost of interest-bearing liabilities.
(5) Net interest margin represents net interest income (tax-equivalent basis) divided by average interest-earning assets.

BROOKLINE BANCORP, INC. AND SUBSIDIARIES
Non-GAAP Financial Information (Unaudited)

		Three Months Ended September 30,		Nine Months Ended September 30,
		2013	2012	2013	2012
Reconciliation Table - Non-GAAP Financial Information		(Dollars in Thousands Except Share Data)

Net income attributable to Brookline Bancorp, Inc.		$9,429	$11,401	$27,732	$25,279
Add:
Acquisition-related expenses (after-tax)		-	-	-	3,972
Net earnings from operations		$9,429	$11,401	$27,732	$29,251

Operating earnings per common share:
Basic		$0.14	$0.16	$0.40	$0.42
Diluted		0.13	0.16	0.40	0.42

Weighted average common shares outstanding during the period:
Basic		69,830,953	69,716,283	69,789,737	69,682,741
Diluted		69,913,765	69,754,473	69,860,722	69,718,072

	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012
	(Dollars in Thousands)

Brookline Bancorp, Inc. stockholders’ equity	$614,811	$611,284	$614,039	$612,097	$605,962
Less:
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets	18,015	19,168	20,345	21,510	23,307
Tangible stockholders' equity	$458,906	$454,226	$455,804	$452,697	$444,765

Total assets	$5,236,229	$5,150,480	$5,110,378	$5,147,534	$5,061,444
Less:
Goodwill	137,890	137,890	137,890	137,890	137,890
Identified intangible assets	18,015	19,168	20,345	21,510	23,307
Tangible assets	$5,080,324	$4,993,422	$4,952,143	$4,988,134	$4,900,247

Tangible stockholders’ equity to tangible assets	9.03%	9.10%	9.20%	9.08%	9.08%

	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012
	(Dollars in Thousands)

Tangible stockholders' equity	$458,906	$454,226	$455,804	$452,697	$444,765

Number of common shares issued	75,744,445	75,744,445	75,744,445	75,749,825	75,749,819
Less:
Treasury shares	5,154,327	5,373,733	5,373,733	5,373,733	5,373,733
Unallocated ESOP shares	302,229	312,792	323,355	333,918	344,991
Unvested restricted stocks	429,818	276,011	277,510	295,055	295,055
Number of common shares outstanding	69,858,071	69,781,909	69,769,847	69,747,119	69,736,040

Tangible book value per common share	$6.57	$6.51	$6.53	$6.49	$6.38

	Sep 30, 2013	Jun 30, 2013	Mar 31, 2013	Dec 31, 2012	Sep 30, 2012
	(Dollars in Thousands)

Allowance for loan and lease losses	$46,390	$44,281	$42,532	$41,152	$38,913
Less:
Allowance for acquired loans and leases losses	1,278	620	-	-	-
Allowance for originated loan and lease losses	$45,112	$43,661	$42,532	$41,152	$38,913

Total loans and leases	$4,299,477	$4,205,015	$4,173,985	$4,175,712	$4,144,012
Less:
Total acquired loans and leases	865,708	938,815	997,988	1,059,610	1,149,585
Total originated loans and leases	$3,433,769	$3,266,200	$3,175,997	$3,116,102	$2,994,427

Allowance for loan and lease losses related to
originated loans and leases as a percentage
of originated loans and leases	1.31%	1.34%	1.34%	1.33%	1.31%

CONTACT:
Brookline Bancorp, Inc.
Julie A. Gerschick, 617-425-5331
Chief Financial Officer and Treasurer
jgerschick@brkl.com